Exhibit 99.3

DEAN FOODS COMPANY

Offer to Exchange

up to $400,000,000 9.750% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of our outstanding unregistered 9.750%

Senior Notes due 2018

Pursuant to the Prospectus dated                 , 2011

To Our Clients:

Enclosed for your consideration is a Prospectus dated                 , 2011 (the “Prospectus”) and the related letter of transmittal relating to the offer (the “exchange offer”) of Dean Foods Company, a Delaware corporation (the “Company”), whereby the Company is offering, upon the terms and subject to the conditions of the Prospectus, $400,000,000 in aggregate principal amount of new 9.750% Senior Notes due 2018 (the “new notes”) in exchange for an equal amount of outstanding 9.750% Senior Notes due 2018 (the “old notes”).

The exchange offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of December 16, 2010 by and among the Company and the initial purchasers of the old notes.

This material is being forwarded to you as the beneficial owner of the old notes carried by us for your account but not registered in your name. A tender of such old notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the old notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the old notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and letter of transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender the old notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2011 (such date and time, the “expiration date”), unless extended by the Company. Any old notes tendered pursuant to the exchange offer may be withdrawn any time prior to the expiration date.

Your attention is directed to the following:

1. The exchange offer is for any and all old notes.

2. The exchange offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer — Conditions to the Exchange Offer.”

3. The exchange offer expires at 5:00 p.m., New York City time, on the expiration date, unless extended by the Company.

If you wish to have us tender your old notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

The letter of transmittal is furnished to you for information only and may not be used directly by you to tender old notes, unless you obtain a properly completed bond power from us or arrange to have the old notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the exchange offer made by the Company with respect to the old notes.

This will instruct you to tender the old notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related letter of transmittal.

☐  Please tender the old notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of Old Notes

(must be in an amount equal to $2,000 principal amount or integral multiples of $1,000 in excess thereof)

☐  Please do not tender any old notes held by you for the account of the undersigned.

Signature(s)

Please print name(s) here

Dated:

Address(es)

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security No(s).

None of the old notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the old notes held by us for your account.